Hudson Pacific Properties, Inc. Press Release Hudson Pacific Properties Reports Second Quarter 2019 Financial Results Net Income of $0.06 per Diluted Share FFO of $0.48 per Diluted Share (Excluding Specified Items) Signed Over 500,000 Square Feet of Leases Achieved GAAP and cash rent growth of 48.2% and 27.1%, respectively Increased stabilized and in-service leased percentages to 96.6% and 94.5%, respectively Added ~1.0 Million Square Feet to Future Development Pipeline ~50% in Downtown Vancouver, ~50% in Downtown Seattle Increased and Narrowed 2019 FFO Guidance to $1.98 to $2.04 per Diluted Share (Excluding Specified Items) Increased office and studio same-store cash NOI growth assumption midpoints to 4.5% and 5.5%, respectively ____________ LOS ANGELES (July 31, 2019)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the second quarter 2019. Management Comments & Industry Outlook Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said: "Global tech and media companies continue to expand significantly across our West Coast markets. Supply of sound stages, production facilities and large-block, Class A office space is increasingly constrained, driving both notable rent growth and absorption throughout our portfolio. We are on pace for one of our strongest office leasing years ever, signing over 1.5 million square feet year-to-date with nearly 30% cash rent spreads. Our Bay Area assets, which generate over 65% of our annualized base rent, continue to shine as well, and were the biggest driver, over 80%, of office leasing activity this quarter. We are bullish about the performance of both our office and studio segments through year end, and have therefore increased the full-year cash NOI guidance for our same-store portfolios. "On the capital recycling front, we added a large repositioning office asset in Vancouver, and two prime downtown office development sites to our pipeline—one in Seattle, the other in Vancouver, while selling our Campus Center land and improvements in Milpitas. Today, we have nearly 1.0 million square feet of office development and redevelopment projects underway in Los Angeles, which are 89% pre-leased. Our future development pipeline, which consists of many of the best land sites across our markets, all carried at very attractive bases, now totals over 2.7 million square feet." Consolidated Financial & Operating Results For second quarter 2019 compared to second quarter 2018: • Net income attributable to common stockholders of $9.8 million, or $0.06 per diluted share, compared to $16.2 million, or $0.10 per diluted share; • FFO, excluding specified items, of $75.5 million, or $0.48 per diluted share, compared to $71.6 million, or $0.46 per diluted share, with no specified items in either 2019 or 2018;

Hudson Pacific Properties, Inc. Press Release • FFO, including specified items, of $75.5 million, or $0.48 per diluted share, compared to $71.6 million, or $0.46 per diluted share; • Total revenue increased 12.3% to $196.7 million; • Total operating expenses increased 13.6% to $158.4 million; and • Interest expense increased 37.4% to $26.6 million. Office Segment Results Financial & operating For second quarter 2019 compared to second quarter 2018: • Total revenue increased 12.9% to $179.0 million. Primary factors include: Acquisitions of 10850 Pico (August 31, 2018) and the Ferry Building (October 9, 2018), as well as higher occupancy and rental rates across the portfolio, partially offset by the sale of Peninsula Office Park (July 27, 2018); • Operating expenses increased 12.9% to $60.9 million, primarily due to the aforementioned asset acquisitions, partially offset by the aforementioned sale; and • Net operating income and cash net operating income for the 32 same-store office properties increased 12.7% and 11.1%, respectively. Leasing • Stabilized and in-service office portfolio was 96.6% and 94.5% leased, respectively; and • Executed 79 new and renewal leases totaling 504,613 square feet with GAAP and cash rent growth of 48.2% and 27.1%, respectively. Studio Segment Results Financial & operating For second quarter 2019 compared to second quarter 2018: • Total revenue increased 6.0% to $17.6 million. Primary factors include: Acquisitions of 6605 Eleanor Avenue and 1034 Seward Street (June 7, 2018) and 6660 Santa Monica Boulevard (October 23, 2018), and higher rental rates and occupancy across all studios (note the required revenue reclassifications in accordance with ASC 842, Leases ("ASC 842") contributed substantially to the rental revenue increase and service and other revenue decrease); • Total operating expenses increased 11.7% to $9.5 million, primarily due to increased staffing for security, janitorial, and other services across all studio properties; and • Net operating income and cash net operating income for the three same-store studio properties decreased 8.2% and 9.3%, respectively. Leasing • Trailing 12-month occupancy for the three same-store studio properties was 92.6%. Leasing Activity Executed significant leases throughout Northern California • Heritage Bank of Commerce leased 54,910 square feet at Concourse in San Jose through July 2030, with 26,541 square feet commenced June 2019, 7,849 square feet commenced July 2019, and the remaining 20,520 square feet commencing October 2019.

Hudson Pacific Properties, Inc. Press Release • Google signed a 41,354-square-foot, 10-year lease at the Ferry Building in San Francisco. • Quinn Emanuel Urquhart & Sullivan extended its 34,998-square-foot lease through May 2027 at 555 Twin Dolphin in Redwood Shores. Acquisitions Purchased Bentall Centre in Vancouver, Canada with Blackstone On June 5, 2019, Hudson Pacific and Blackstone Property Partners closed on the previously announced joint venture purchase of the 1.45 million-square-foot Bentall Centre office and retail complex and approximately 450,000 square feet of associated development rights in Downtown Vancouver. Funded deposit to purchase office development rights adjacent to Washington State Convention Center On March 21, 2019, the Company funded a $20.5 million deposit in accordance with its contract to purchase the condominium rights to build Washington 1000, an approximately 538,000-square-foot office tower adjacent to the $1.8 billion Washington State Convention Center ("WSCC") expansion project in Seattle's Denny Triangle neighborhood. The Company will fund the remainder of the $86.0 million purchase price before credits, prorations and closing costs and could commence construction upon the WSCC development team's delivery of the tower's podium, which is anticipated to occur in the second quarter of 2021. Financings Issued $150.0 million of additional public debt On June 14, 2019, the Company's operating partnership, Hudson Pacific Properties, L.P. (the "Operating Partnership"), completed an additional public offering of $150.0 million of registered senior notes. The offering took place under the same indenture and with substantially identical terms as the Operating Partnership's February 27, 2019 issuance of $350.0 million of 4.650% registered senior notes due April 2029. This additional issuance generated approximately $155.3 million of net proceeds, $150.0 million of which paid down the Company's revolving credit facility. Balance Sheet As of the end of the second quarter 2019: • $2.9 billion of total unsecured and secured debt and preferred units equivalent to a leverage ratio of 35.3%. • Approximately $693.2 million of total liquidity comprised of: $48.2 million of unrestricted cash and cash equivalents; $415.0 million of undrawn capacity under the unsecured revolving credit facility; and $230.0 million of excess capacity on the Sunset Bronson Studios/ICON/CUE revolving facility. Dividend Paid common dividend • The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

Hudson Pacific Properties, Inc.

Press Release

Activities Subsequent to Second Quarter 2019

Sold Milpitas office campus and land

On July 24, 2019, the Company sold Campus Center's three-building office campus for approximately $70.3 million before credits, prorations, and closing costs, and applied $70.0 million of net proceeds to repay its revolving credit facility. On July 30, 2019, the Company sold the Campus Center land for approximately $78.1 million before credits, prorations and closing costs, and applied $75.0 million of net proceeds to repay its revolving credit facility.

2019 Outlook

The Company increased and narrowed its full-year 2019 FFO guidance from its previously announced range of $1.96 to $2.04 per diluted share, excluding specified items, to a revised range of $1.98 to $2.04 per diluted share, excluding specified items. Specified items consist of transaction-related expenses of $0.1 million, or $0.00 per diluted share, and one-time debt extinguishment costs of $0.1 million, or $0.00 per diluted share, both of which were identified in connection with the Company's first quarter results.

The full-year 2019 FFO estimates reflect management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that the actual results will not differ materially from this estimate.

Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

	Full Year 2019	
Metric	Low	High
Growth in same-store office property cash NOI[(1)(2)]	4.00%	5.00%
Growth in same-store studio property cash NOI[(1)(2)]	5.00%	6.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)[(3)]	$61,000	$71,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,000)	$(4,000)
General and administrative expenses[(4)(5)]	$(69,000)	$(73,000)
Interest expense[(6)]	$(106,000)	$(109,000)
Interest income	$3,450	$3,550
Corporate-related depreciation and amortization	$(2,050)	$(2,150)
FFO from unconsolidated joint ventures	$3,500	$4,500
FFO attributable to non-controlling interests	$(26,500)	$(30,500)
Weighted average common stock/units outstanding—diluted[(7)]	155,000	157,000

1. Same-store is defined as the 31 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2018, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2019.
2. Please see non-GAAP information below for definition of cash NOI.
3. Includes non-cash straight-line rent associated with the studio and office properties.
4. Includes non-cash compensation expense, which the Company estimates at $20,500 in 2019.
5. Includes approximately $5.4 million related to the adoption of ASC 842 on January 1, 2019, under which lessors will only capitalize incremental direct leasing costs. As a result, the Company will no longer capitalize certain legal costs and internal leasing compensation and instead will expense these costs as incurred.

Hudson Pacific Properties, Inc. Press Release 6. Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $6,250 in 2019. 7. Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2019 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2017, 2018 and 2019 outperformance programs, as well as performance-based awards under the Company's special one-time retention award grants. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "2019 Outlook" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Supplemental Information Supplemental financial information regarding Hudson Pacific's second quarter 2019 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property, and debt maturity schedules. Conference Call The Company will hold a conference call to discuss second quarter 2019 financial results at 11:00 a.m. PT / 2:00 p.m. ET on July 31, 2019. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning July 31, 2019 at 2:00 p.m. PT / 5:00 p.m. ET, through August 14, 2019 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13692293. International callers should dial (412) 317-6671 and enter the same passcode. About Hudson Pacific Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling more than 20 million square feet. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP, and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com. Forward-Looking Statements This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In

Hudson Pacific Properties, Inc. Press Release some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC. Contact Laura Campbell Senior Vice President, Investor Relations and Marketing (310) 622-1702 lcampbell@hudsonppi.com (FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc. Press Release Consolidated Balance Sheets In thousands, except share data June 30, 2019 December 31, 2018 (Unaudited) ASSETS Investment in real estate, at cost $ 7,088,508 $ 7,059,537 Accumulated depreciation and amortization (792,485) (695,631) Investment in real estate, net 6,296,023 6,363,906 Cash and cash equivalents 48,172 53,740 Restricted cash 13,375 14,451 Accounts receivable, net 13,805 14,004 Straight-line rent receivables, net 170,928 142,369 Deferred leasing costs and lease intangible assets, net 299,250 279,896 U.S. Government securities 142,761 146,880 Operating lease right-of-use asset 270,943 — Prepaid expenses and other assets, net 66,074 55,633 Investment in unconsolidated real estate entity 65,495 — Assets associated with real estate held for sale 99,840 — TOTAL ASSETS $ 7,486,666 $ 7,070,879 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 2,834,785 $ 2,623,835 In-substance defeased debt 136,636 138,223 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 241,990 175,300 Operating lease liability 273,883 — Lease intangible liabilities, net 37,833 45,612 Security deposits and prepaid rent 61,788 68,687 Liabilities associated with real estate held for sale 104 — Total liabilities 3,653,155 3,117,793 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 114,917 113,141 Equity Hudson Pacific Properties, Inc. stockholders' equity: Common stock, $0.01 par value, 490,000,000 authorized, 154,396,755 shares and 154,371,538 1,543 shares outstanding at June 30, 2019 and December 31, 2018, respectively 1,543 Additional paid-in capital 3,450,155 3,524,502 Accumulated other comprehensive income 1,279 17,501 Accumulated deficit (31,355) — Total Hudson Pacific Properties, Inc. stockholders' equity 3,421,622 3,543,546 Non-controlling interest—members in consolidated entities 268,158 268,246 Non-controlling interest—units in the operating partnership 18,999 18,338 Total equity 3,708,779 3,830,130 TOTAL LIABILITIES AND EQUITY $ 7,486,666 $ 7,070,879

Hudson Pacific Properties, Inc.

Press Release

Consolidated Statements of Operations

In thousands, except share data

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
REVENUES				
Office				
Rental[1]	$ 172,256	$ 129,732	$ 342,453	$ 259,814
Tenant recoveries[1]	—	21,960	—	42,864
Service revenues[1]	6,791	6,858	12,452	12,404
Total office revenues	**179,047**	**158,550**	**354,905**	**315,082**
Studio				
Rental[1]	14,521	10,708	26,915	21,091
Tenant recoveries[1]	—	500	—	854
Service revenue and other[1]	3,088	5,411	12,225	12,260
Total studio revenues	**17,609**	**16,619**	**39,140**	**34,205**
Total revenues	**196,656**	**175,169**	**394,045**	**349,287**
OPERATING EXPENSES				
Office operating expenses	60,896	53,940	121,711	107,180
Studio operating expenses	9,539	8,539	20,648	18,203
General and administrative	18,344	16,203	36,438	31,767
Depreciation and amortization	69,606	60,706	138,111	121,259
Total operating expenses	**158,385**	**139,388**	**316,908**	**278,409**
OTHER (EXPENSE) INCOME				
Loss from unconsolidated real estate investments	(85)	—	(85)	—
Interest expense	(26,552)	(19,331)	(50,902)	(39,834)
Interest income	1,008	66	2,032	75
Transaction-related expenses	—	—	(128)	(118)
Other income	181	319	75	723
Unrealized gain on non-real estate investment	—	928	—	928
Gains on sale of real estate	—	1,928	—	39,602
Impairment loss	—	—	(52,201)	—
Total other (expense) income	**(25,448)**	**(16,090)**	**(101,209)**	**1,376**
Net income (loss)	**12,823**	**19,691**	**(24,072)**	**72,254**
Net income attributable to preferred units	(153)	(153)	(306)	(312)
Net income attributable to participating securities	(48)	(110)	(356)	(437)
Net income attributable to non-controlling interest in consolidated real estate entities	(3,317)	(3,167)	(6,138)	(6,490)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	558	—	1,158	—
Net (income) loss attributable to non-controlling interest in the operating partnership	(77)	(59)	108	(236)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ 9,786**	**$ 16,202**	**$ (29,606)**	**$ 64,779**

BASIC AND DILUTED PER SHARE AMOUNTS				
Net income (loss) attributable to common stockholders—basic	$ 0.06	$ 0.10	$ (0.19)	$ 0.42
Net income (loss) attributable to common stockholders—diluted	$ 0.06	$ 0.10	$ (0.19)	$ 0.41
Weighted average shares of common stock outstanding—basic	154,384,586	155,636,636	154,390,340	155,631,375
Weighted average shares of common stock outstanding—diluted	154,687,261	156,590,227	154,390,340	156,563,966

1. The Company adopted a new accounting standard that required a change in its presentation of revenues.

Hudson Pacific Properties, Inc.

Press Release

Funds From Operations

Unaudited, in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS ("FFO")[1]:				
Net income (loss)	$ 12,823	$ 19,691	$ (24,072)	$ 72,254
Adjustments:				
Depreciation and amortization—Consolidated	69,606	60,706	138,111	121,259
Depreciation and amortization—Corporate-related	(530)	(489)	(1,053)	(973)
Depreciation and amortization—Company's share from unconsolidated real estate investment	563	—	563	—
Gains on sale of real estate	—	(1,928)	—	(39,602)
Impairment loss	—	—	52,201	—
Unrealized gain on non-real estate investment[2]	—	(928)	—	(928)
FFO attributable to non-controlling interests	(6,831)	(5,316)	(13,569)	(10,647)
FFO attributable to preferred units	(153)	(153)	(306)	(312)
FFO to common stockholders and unitholders	**75,478**	**71,583**	**151,875**	**141,051**
Specified items impacting FFO:				
Transaction-related expenses	—	—	128	118
One-time debt extinguishment cost	—	—	143	421
FFO (excluding specified items) to common stockholders and unitholders	**$ 75,478**	**$ 71,583**	**$ 152,146**	**$ 141,590**
Weighted average common stock/units outstanding—diluted	156,175	157,159	156,091	157,133
FFO per common stock/unit—diluted	$0.48	$0.46	$0.97	$0.90
FFO (excluding specified items) per common stock/unit—diluted	$0.48	$0.46	$0.97	$0.90

1. Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

   Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

   Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

   However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

2. During second quarter 2018, Hudson Pacific recognized a $928 unrealized gain on an unconsolidated non-real estate investment accounted for using the cost method approach. In December 2018, NAREIT issued a FFO White Paper providing an option to include these mark-to-market adjustments in the Company's calculation of FFO. During fourth quarter 2018, Hudson Pacific elected this option retroactively.

Hudson Pacific Properties, Inc. Press Release Net Operating Income Unaudited, in thousands Three Months Ended June 30, 2019 2018 RECONCILIATION OF NET INCOME TO NET OPERATING INCOME (“NOI”)(1): Net income $ 12,823 $ 19,691 Adjustments: Loss from unconsolidated real estate investments 85 — Interest expense 26,552 19,331 Interest income (1,008) (66) Transaction-related expenses — — Other income (181) (319) Unrealized gain on non-real estate investment — (928) Gains on sale of real estate — (1,928) Impairment loss — — General and administrative 18,344 16,203 Depreciation and amortization 69,606 60,706 NOI $ 126,221 $ 112,690 NET OPERATING INCOME BREAKDOWN Same-store office cash revenues 110,711 103,950 Straight-line rent 5,971 3,864 Amortization of above-market and below-market leases, net 1,927 2,215 Amortization of lease incentive costs (358) (351) Same-store office revenues 118,251 109,678 Same-store studios cash revenues 16,655 16,376 Straight-line rent 319 243 Amortization of lease incentive costs (9) — Same-store studio revenues 16,965 16,619 Same-store revenues 135,216 126,297 Same-store office cash expenses 33,258 34,205 Amortization of above-market and below-market ground leases, net 575 575 Same-store office expenses 33,833 34,780 Same-store studio cash expenses 9,544 8,539 Same-store studio expenses 9,544 8,539 Same-store expenses 43,377 43,319 Same-store net operating income 91,839 82,978 Non-same-store net operating income 34,382 29,712 NET OPERATING INCOME $ 126,221 $ 112,690 SAME-STORE OFFICE NOI GROWTH 12.7 % SAME-STORE OFFICE CASH NOI GROWTH 11.1 % SAME-STORE STUDIO NOI GROWTH (8.2)% SAME-STORE STUDIO CASH NOI GROWTH (9.3)%

Hudson Pacific Properties, Inc. Press Release 1. Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.